FORM 10f-3

                             THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.    Name of Purchasing Portfolio:  BlackRock Intermediate
Municipal Fund (BR-INTMUNI), BlackRock Muni Intermediate
Duration Fund, Inc. (MUI), BlackRock Insured Municipal
Income Investment Trust (BAF), BlackRock MuniHoldings
Insured Investment Fund (MFL), MuniYield Insured Investment
Fund (MFT), BlackRock MuniHoldings Insured Fund II, Inc.
(MUE), BlackRock MuniHoldings Insured Fund, Inc. (MUS),
BlackRock MuniYield Insured Fund, Inc. (MYI), BlackRock
Municipal Bond Trust (BBK), BlackRock Investment Quality
Municipal Trust (BKN), BlackRock Kentucky Municipal Bond
Portfolio (BR-KY)
2.    Issuer: State Property and Buildings Commission

3.    Date of Purchase:  2/13/09

4.    Underwriter from whom purchased:  Citigroup Global
Markets Inc.

5.    Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
    NatCity Investments, Inc.

a.    List Members of Underwriting Syndicate:
Citigroup Global Markets Inc., Morgan Stanley, J.J.B.
Hilliard, W.L. Lyons, LLC, NatCity Investments, Inc.,
Morgan Keegan & Co., Inc., J.P. Morgan Securities Inc.,
Wachovia Bank, N.A., Edward D. Jones & Co., L.P., First
Kentucky Securities Corp., Ross, Sinclaire & Associates,
LLC, Merrill Lynch & Co.

6. Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):
(BR-INTMUNI) $2,000,000 out of $385,455,000; (MUI)
$8,000,000 out of $385,455,000; (BAF) $900,000 out of
$385,455,000; (MFL) $4,400,000 out of $385,455,000; (MFT)
$1,000,000 out of $385,455,000; (MUE) $2,925,000 out of
$385,455,000; (MUS) $1,800,000 out of $385,455,000; (MYI)
$10,000,000 out of $385,455,000; (BBK) $400,000 out of
$385,455,000; (BKN) $600,000 out of $385,455,000; (BR-KY)
$1,000,000 out of $385,455,000

7.    Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion (out
of the total offering) (if an equity offering, list
aggregate number of shares purchased (out of total number
of shares offered)):   $33,675,000 out of $385,455,000

8.    Purchase price (net of fees and expenses):  $105.541
in 2024, $103.279 in 2027, $102.485 in 2028, and $101.934
in 2029

9. Date offering commenced (if different from Date of Purchase): 2/12/09

10. Offering price at end of first day on which any sales were made:

11.    Have the following conditions been satisfied:
    Yes    No

a.    The securities are part of an issue registered under
      the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
      Municipal Securities, or are securities sold in an
      Eligible Foreign Offering or are securities sold in
      an Eligible Rule 144A Offering or part of an issue
      of government securities.            Yes

b.    The securities were purchased prior to the
      end of the first day on which any sales
      were made, at a price that was not more
      than the price paid by each other
      purchaser of securities in that offering
      or in any concurrent offering of the
      securities (except, in the case of an
      Eligible Foreign Offering, for any rights
      to purchase required by laws to be granted
      to existing security holders of the
      Issuer) or, if a rights offering, the
      securities were purchased on or before the
      fourth day preceding the day on which the
      rights offering terminated.                Yes

c.     The underwriting was a firm commitment
       underwriting.                        Yes

d.      The commission, spread or profit was
        reasonable and fair in relation to that
        being received by others for underwriting similar securities during the same period.
        Yes

e.      In respect of any securities other than
        Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
        (including the operations of predecessors).
        Yes

f.      Has the affiliated underwriter confirmed
        that it will not receive any direct or indirect
        benefit as a result of BlackRock's participation
        in the offering?                    Yes


Received from:     Janine Bianchino
Date:       2/13/09